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                                                                     Exhibit 5.1


                                  July 23, 1997


Baan Company N.V.
Baron van Nagellstraat 89
3771 LK Barneveld
The Netherlands

      Re:  Registration on Form F-4

Ladies and Gentlemen:

      We have examined the Registration Statement of Form F-4 filed by Baan Company N.V. (the "Company") with the Securities and Exchange Commission (the "Commission") on or about this date (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of the Company's Common Shares, NLG.01 (the "Shares"). As your United States counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares.

      Based on the opinion to the Company (and subject to the assumptions and qualifications set forth therein) of De Brauw Blackstone Westbroek, Netherlands counsel to the Company, and based on certain representations received by us from the Company, it is our opinion that, upon the conclusion of the proceedings being taken or contemplated by us and De Brauw Blackstone Westbroek, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states in the United States and The Netherlands, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued.

      We consent to the use of this Opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation


                                    /s/  Wilson Sonsini Goodrich & Rosati